EMPLOYMENT AGREEMENT

STAAR Surgical AG is entering into an Employment Contract as per Article 319ff of the Swiss Obligation Law with

Mr. Hans Martin Blickensdoerfer

Born on 16 January 1965 in Germany:

1.           Position and Tasks in the Company

1.1           Position

The Employee is employed as Vice President Sales & Marketing.

1.2           Tasks

The main tasks of the Employee are mentioned in Addendum A).

2.           Start and Duration of the Employment

2.1           Start

The beginning of the Employment relationship is on January 1st, 2005.

2.2           Time of Probation

There is no probation period agreed upon.

2.3           Duration

The employment relationship is entered into for an undetermined period of time.

3.           Salary

3.1	Gross Salary

The Employee will receive an annual basic gross salary of CHF 195,000.00 paid over 12 months, of CHF 16250.000 with a bonus on the achievement of preset objectives of 25% of this salary and 35,000 options at the price of the day of the start of employment with STAAR Surgical AG.

Supplementary Payments

The Employee is, according to Swiss and Bernese law, entitled to child support payments. All changes concerning the above payments have to be communicated o the Employer within seven days.

3.2           Deductions

The following will be deducted, according to law and regulations, from the gross salary:

a)           AHV/IV/EO/ALV

b)           BVG

c)           Non-professional accident insurance (SUVA)

d)           Tax on the source

e)           Insurance for loss of earnings in case of sickness

3.3	Special Compensations

If the Employer grants special compensations (gratification, service awards, etc.) it represents voluntary performance by the Employer, which, even when paid several times, does not give the right to a claim.

4.           Vacation

The Employee is entitled to 23 working days per calendar year.

5.           Restraint of Trade, Loyalty and Confidentiality.

5.1	Manufacturing and business secrecy.

5.1.1.	The duty to observe the manufacturing and business serest is in effect during the whole employment relationship and continues after termination of the employment relationship.

5.1.2	A violation of the imposed secrecy will result in an immediate termination of the employment relationship.

5.1.2	In the case of violation of the imposed secrecy, the Employer may file a claim for full damages.

6.           Notice of Termination

1.
Notice can be given by both parties with a notice period of six months.  Should the employment be terminated for reasons other than cause, you will receive 6 months in lieu of notice.  If STAAR Surgical AG or its successors terminate the employment relationship for reasons other than cause, the employee is eligible to receive bonus (subject to objectives) pro-rated for the period of employment up to and including the 6 months of notice period.

2.	The notice period is extended to 1 year (12 months) under the following conditions:

If the company is acquired by a third partner and the job is eliminated or materially modified in scope of responsibility, the employee will receive compensation during 1 year (12 months) from the date of notice.

By presenting valid reasons in writing according to Art. 337ff of the OR, the Employer as well as the Employee may terminate the employment without notice.

7.	Special agreements

7.1	During the first year of employment a bonus of 10% of the 25% bonus is guaranteed and will be paid in the month relocation is completed to Nidau area.

7.2	The employer will cover hotel costs and traveling expenses during the first 3 months, while location to Biel is not possible.

7.3	The employer will cover the costs of the rent of the apartment of the employee from April to June 2005, while relocation to Biel is organized.

7.4	The employer will pay for all reasonable relocation costs to Biel, up to a maximum amount of CHF 10,000.00

8.           Reservation of Statutory Regulations

8.1	If the above employment contract does not state any other regulations, the statutory regulations are valid.

9.           Place of Jurisdiction

Unless otherwise and stringently prescribed by law, the place of jurisdiction is the place of the Employer.

Nidau, 24 November 2004 /s/David Bailey The Employer: STAAR Surgical AG	Nidau, 16 December 2004 /s/H.M. Blickensdoerfer The Employee